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                                                              EXHIBIT 23.1



                    [LETTERHEAD OF KPMG LLP]


Consent of Independent Auditors


The Board of Directors
inTEST Corporation


We consent to the incorporation by reference in the Registration Statement dated August 4, 2000 on Form S-8 of inTEST Corporation of our report dated May 5, 2000, with respect to the restated consolidated balance sheets of inTEST Corporation and subsidiaries as of December 31, 1999 and 1998, and the related restated consolidated statement of earnings, comprehensive earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 8-K/A of inTEST Corporation dated March 9, 2000.





August 4, 2000                              KPMG LLP


                                             /s/ KPMG LLP
                                             --------------------------
                                             Philadelphia, Pennsylvania